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                                                                  EXHIBIT 10-(6)

                             RESTRICTED STOCK PLAN
                                FOR DIRECTORS OF
                                   SONAT INC.
               (AS AMENDED AND RESTATED AS OF SEPTEMBER 15, 1993)

         1. PURPOSE. This Restricted Stock Plan for Directors of Sonat Inc. (the "Plan") is hereby established by Sonat Inc. (the "Company"). The purpose of the Plan is to enable the Company to pay part of the compensation of its non-employee Directors in shares of the Company's Common Stock, thereby providing for or increasing such Directors' proprietary interest in the Company. The Plan provides for the grant of shares of Common Stock of the Company which are restricted in accordance with the terms and conditions set forth below ("Restricted Shares").

         2. ELIGIBILITY. Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Eligible Director") shall be eligible for awards under the Plan. Each Eligible Director to whom Restricted Shares are granted under the Plan is hereinafter referred to as a "Participant".

         3. ADMINISTRATION. The Plan shall be administered by a committee of at least three Directors (the "Committee") appointed by the Board of Directors of the Company (the "Board of Directors"). The Committee shall have authority to interpret the Plan, to adopt, amend and rescind administrative regulations to further the purposes of the Plan, and to take any other action necessary to the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all Plan Participants.

         4.      GRANT OF RESTRICTED SHARES.

         (a)(1) Each Eligible Director who is a member of the Board of Directors on the commencement date of the Initial Plan Period (as defined below) and whose Retirement Date (as defined below) will occur after the termination date of such Initial Plan Period shall be granted 600 Restricted Shares, effective as of the commencement date of the Initial Plan Period. Each Eligible Director who is a member of the Board of Directors on the commencement date of the Initial Plan Period and whose Retirement Date will occur prior to the termination date of such Initial Plan Period shall be granted, effective as of the commencement date of the Initial Plan Period, 10 Restricted Shares for every calendar month or fraction thereof between the commencement date of the Initial Plan Period and the March 31 coincident with or immediately preceding the Participant's Retirement Date.

         (2) Each person who becomes an Eligible Director after the commencement date of the Initial Plan Period shall be granted, effective as of the date such person
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becomes an Eligible Director, 10 Restricted Shares for every calendar month or fraction thereof between the date of such person's election as an Eligible Director and the earlier of March 31, 1993 or the March 31 coincident with or immediately preceding the Participant's Retirement Date.

         (b)(1) Each Eligible Director who is a member of the Board of Directors on the commencement date of the Second Plan Period (as defined below) and whose Retirement Date will occur after the termination date of such Second Plan Period shall be granted 2,000 Restricted Shares, effective as of the commencement date of the Second Plan Period. Each Eligible Director who is a member of the Board of Directors on the commencement date of the Second Plan Period and whose Retirement Date will occur prior to the termination date of such Second Plan Period shall be granted, effective as of the commencement date of the Second Plan Period, 400 Restricted Shares for every full Plan Year (as defined below) in the period commencing April 1, 1993 and ending on the March 31 coincident with or immediately preceding the Participant's Retirement Date.

         (2) Each person who becomes an Eligible Director after the commencement date of the Second Plan Period shall be granted, effective as of the date such person becomes an Eligible Director, a number of Restricted Shares equal to the sum of (i) the product of 33.33 multiplied by the number of full and partial calendar months between the date of such person's election as an Eligible Director through the March 31 following such election, with such product rounded up or down to the nearest whole share; plus (ii) 400 Restricted Shares for every full Plan Year in the period commencing on the April 1 following such election and ending on the earlier of March 31, 1998 or the March 31 coincident with or immediately preceding the Participant's Retirement Date.

         (c) The Initial Plan Period shall mean the period commencing on April 28, 1988 and terminating on April 1, 1993. The Second Plan Period shall mean the period commencing on April 22, 1993 and terminating on April 1, 1998. Plan Year shall mean the period April 1 through the following March 31.

         (d) For purposes of this Section 4, a Participant's Retirement Date shall mean the date on which the Participant shall be required to retire from the Board of Directors under the retirement policies of the Board of Directors as in effect on the date of grant of Restricted Shares to such Participant.

         (e) Awards under the Plan shall be made from shares held in the Company's treasury.

         5. TERMS AND CONDITIONS OF RESTRICTED SHARES. Stock certificates representing the Restricted Shares granted to a Participant shall be registered in the Participant's name and shall be held by the Company on behalf of the Participant. The





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Participant shall have the right to vote and receive dividends on such
Restricted Shares. The Participant shall not be entitled to delivery of the stock certificates, and no Restricted Share may be sold, transferred, assigned, or pledged by the Participant, until such Restricted Share has vested, as provided in Section 6. In the event a Participant ceases to be a Director of the Company before all of his Restricted Shares have vested, any of such Participant's Restricted Shares which have not vested shall be forfeited. At the time Restricted Shares vest, a certificate for such shares shall be delivered to the Participant (or the Participant's Beneficiary (as defined in Section 10) in the event of the Participant's death), free of all restrictions.

         6.      VESTING OF RESTRICTED SHARES.

         (a) With respect to Restricted Shares granted as of the commencement date of the Initial Plan Period, 120 shares shall vest on April 1 of each of the years 1989 through and including 1993. With respect to Restricted Shares granted during the Initial Plan Period but after the commencement date of such Initial Plan Period, (i) on the April 1 following such grant there shall vest a number of shares equal to the product of 10 multiplied by the number of full or partial calendar months from the date of such person's election as an Eligible Director through the March 31 following such election, and (ii) on each April 1 thereafter through the April 1 of the year in which such Initial Plan Period terminates there shall vest 120 shares.

         (b) With respect to Restricted Shares granted as of the commencement date of the Second Plan Period, 400 shares shall vest on April 1 of each of the years 1994 through and including 1998. With respect to Restricted Shares granted during the Second Plan Period but after the commencement date of such Second Plan Period, (i) on the April 1 following such grant there shall vest a number of shares equal to the product of 33.33 multiplied by the number of full or partial calendar months from the date of such person's election as an Eligible Director through the March 31 following such election, with such product rounded up or down to the nearest whole share, and (ii) on each April 1 thereafter through the April 1 of the year in which such Second Plan Period terminates there shall vest 400 shares.

         (c) Notwithstanding the provisions of Sections 5, 6(a) and 6(b), all Restricted Shares granted to a Participant shall vest immediately upon the Participant's death or disability.

         (d) Notwithstanding the provisions of Sections 5, 6(a) and 6(b), in the event of a "Change of Control" (as defined in Section 13), all Restricted Shares shall vest immediately; however, stock certificates for such shares shall be delivered to the Participants, and the restrictions on transfer of the shares shall lapse, in the amounts and at the times set forth in Sections 6(a) and 6(b), regardless of whether the Participant is then serving as a Director of the Company.





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         7.      SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED SHARES.  Within
30 days of each date that Restricted Shares vest, a Supplemental Payment shall be paid to the Participant (or to the Participant's Beneficiary in the event of death), in cash, in an amount equal to the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Shares and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Shares before the date such Restricted Shares vest.

         8. REGULATORY COMPLIANCE. The Company shall not be obligated to issue or deliver any Restricted Shares or certificates for Common Stock if (i) the issuance or delivery of such shares shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange, or (ii) the Company determines that an agreement by a Participant with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) and such agreement has not been obtained.

         9. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, each Restricted Share then outstanding shall be converted into or exchanged for the number and kind of securities or property into which each outstanding share of Common Stock of the Company shall be converted as a result of such event, and the provisions of this Plan shall continue to apply to such substituted securities or property.

         10. BENEFICIARY. A Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed or permitted by the Committee, to receive any Restricted Shares and Supplemental Payments that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's Beneficiary.

         11. AMENDMENT TO PLAN. The Board of Directors may amend the Plan from time to time, provided that the Plan provisions with respect to eligibility and the amount, price and timing of awards under the Plan shall not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code of 1986 (as amended), the Employee Retirement Income Security Act of 1974 (as amended), or the rules thereunder). No amendment, without approval by stockholders, may (i) increase the total number of Restricted Shares that may be awarded under the Plan to any individual, or
(ii) extend the term of the Plan.  No





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amendment shall adversely affect a Participant's right to receive Restricted
Shares granted under the Plan without the written consent of the affected Participant.

         12. NO GUARANTY OF DIRECTORSHIP. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's stockholders.

         13. CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if:

                 (i) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on March 1, 1985) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on March 1, 1985) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors,

                 (ii) there shall occur a change in the composition of a majority of the Board of Directors within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period, or

                 (iii) at any meeting of the stockholders of the Company called for the purpose of electing Directors, all persons nominated by the Board of Directors for election as Directors shall fail to be elected.

         14. WITHHOLDING. Whenever the Company proposes or is required to deliver shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Supplemental Payments under the Plan shall be net of an amount sufficient to satisfy any federal, state and local withholding tax liability on both the vesting of Restricted Shares and receipt of the Supplemental Payment.

         15. EFFECTIVE DATE AND TERMINATION DATE. This Plan became effective April 28, 1988, upon the approval of the Plan by the stockholders of the Company at the Company's 1988 Annual Meeting. The termination date of the Initial Plan Period shall be April 1, 1993. The amendment adding the Second Plan Period shall be effective April 22, 1993, upon the approval of such amendment by the stockholders of the Company at the Company's 1993 Annual Meeting. The Plan's termination date shall be April 1, 1998. The Board of Directors may terminate the Plan prior to its termination date, but such action shall have no effect on Restricted Shares granted prior to such action.





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         Pursuant to Section 9, this document amends and restates the Plan to reflect the two-for-one split of the Company's Common Stock that was effective as of September 15, 1993.

                                           SONAT INC.



                                      by:  /s/ Ronald L. Kuehn, Jr.
                                           -------------------------------------
                                           Ronald L. Kuehn, Jr.
                                           Chairman of the Board,
                                           President and Chief Executive Officer





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